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                                  Exhibit 99.1

                           ART TECHNOLOGY GROUP, INC.

                                 25 First Street
                               Cambridge MA 02141

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 25, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Art Technology Group, Inc., has obtained a letter of representation addressed to the Company from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit of the Company's financial statements, that are included in the Form 10k for which this letter is filed as an exhibit, was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of this audit.

                                            Very truly yours,

                                            Art Technology Group Inc.

                                            /s/ Edward Terino

                                            Edward Terino
                                            Senior Vice President and
                                            Chief Financial Officer